Exhibit 10.5

EXECUTION VERSION

AMENDMENT AGREEMENT
to the U.K. Implementation Agreement dated 6 July 2017

THIS AMENDMENT AGREEMENT (the “Amendment Agreement”) is made on 18 July 2017 between the following parties:

(1)
PARAGON OFFSHORE PLC (IN ADMINISTRATION), a company incorporated in England and Wales with registered number 08814042, whose registered office is at c/o Deloitte LLP, Four Brindleyplace, Birmingham, B1 2HZ, United Kingdom (“Paragon Parent”);

(2)
Paragon Offshore Limited, a company incorporated in Cayman with registered number MC-323580, whose registered office is at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Reorganized Paragon”); and

(together, the “Parties”),

(3)
NEVILLE KAHN and DAVID SODEN in their capacity as joint administrators of Paragon Parent, each of Deloitte LLP, Athene Place, 66 Shoe Lane, London EC4A 3BQ (the “Administrators”) (each acting as agent of Paragon Parent and without personal liability).

RECITALS

(A)
The Parties and certain Subsidiaries of Paragon Parent have entered into the U.K. Implementation Agreement dated 6 July 2017 (as amended, modified and supplemented from time to time, the “U.K. Implementation Agreement”).

(B)
The Parties have agreed to make amendments to certain provisions of the U.K. Implementation Agreement relating, among other things, to the direct or indirect transfer of Prospector Offshore Drilling S. à r. l. and its direct and indirect subsidiaries to Reorganized Paragon (the “Prospector Transfer”).

(C)
This Amendment Agreement has been entered into in accordance with Clause 18.1 (General) of the U.K. Implementation Agreement to make certain amendments to the U.K. Implementation Agreement which are required to reflect, among other things, the agreed position between the Parties regarding the Prospector Transfer.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Capitalised terms used but not defined in this Amendment Agreement have the meanings given to them in the U.K. Implementation Agreement.

1.2	The Schedule is an integral part of this Amendment Agreement and references to this Amendment Agreement includes references and defined terms in the Schedule to it.

2	AMENDMENT OF THE U.K. IMPLEMENTATION AGREEMENT

2.1	The U.K. Implementation Agreement is hereby amended, with effect from the date of this Amendment Agreement, in the manner of the insertions and deletions shown in the redline document in the Schedule.

2.2
With effect from the date of this Amendment Agreement, any reference in any document, including the Plan or any Plan Document, to “the U.K. Implementation Agreement” or any provision thereof, shall be construed as a reference to the U.K. Implementation Agreement as amended by this Amendment Agreement.

2.3	Each Party shall, at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected pursuant to this Amendment Agreement.

3              MISCELLANEOUS

3.1          Incorporation by Reference

The Parties agree that clauses 1.2 (Interpretation), 11 (Limitations), 13 (Confidentiality and announcements), 14 (Notices), 16 (Administrators’ Liability), 17 (Governing Law) and 18 (General) of the U.K. Implementation Agreement are incorporated herein, with references to the “Agreement” being understood to refer to this “Amendment Agreement” and references to “Party” or “Parties” being understood to refer to the “Parties”.

3.2	Third Party Rights

(a)
Unless otherwise expressly provided to the contrary in this Agreement and subject to Clause 3.2(b), a person who is not a party has no right to enforce or to enjoy the benefit of any term of this Agreement under the Contracts (Rights of Third Parties) Act 1999 as amended, modified, re-enacted or replaced or under any similar laws of any other jurisdiction in force from time to time.

(b)
The Parties intend that each of the other parties to the U.K. Implementation Agreement and each of the third parties identified in clause 16.4 (Administrators’ Liability) of the U.K. Implementation Agreement shall be entitled to rely on and enforce all exclusions and other rights and provisions in their favour to the same extent as the Parties under this Amendment Agreement and hereby opt into the Contracts (Rights of Third Parties) Act 1999 for that purpose.

IN WITNESS whereof this Amendment Agreement has been duly executed on the date first above written.
2

SCHEDULE

REDLINE OF THE UK IMPLEMENTATION AGREEMENT
3

Weil, Gotshal & Manges (London) LLP 110 FETTER LANE LONDON EC4A 1AY +44 20 7903 1000 mAIN tEL +44 20 7903 0990 mAIN fAX WEIL.COM

EXECUTION VERSION

6 July 2017

U.K. IMPLEMENTATION AGREEMENT
pursuant to the Fifth Joint Chapter 11 Plan of Paragon Offshore plc and its Affiliated Debtors as amended pursuant to an Amendment Agreement dated 18 July 2017 between

PARAGON OFFSHORE PLC (in administration)

and

CERTAIN TRANSFERRED SUBSIDIARIES

and

CERTAIN LIQUIDATING SUBSIDIARIES

and

PARAGON OFFSHORE LIMITED

and

NEVILLE KAHN AND DAVID SODEN
as joint administrators of Paragon Offshore plc (in administration)

TABLE OF CONTENTS

		PAGE

1	INTERPRETATION	1
2	PARTIES’ RIGHTS AND OBLIGATIONS	6
3	UNDERTAKINGS	6
4	U.K. ADMINISTRATION RESERVE	7
5	GROUP RELIEF	9
6	SATISFACTION OF CONDITIONS PRECEDENT	10
7	NOTICE OF SATISFACTION OF CONDITIONS PRECEDENT	12
8	AUTHORITY TO DATE AND RELEASE IMPLEMENTATION DOCUMENTS	12
9	EFFECTIVE DATE	12
10	POST EFFECTIVE DATE	13
11	LIMITATIONS	14
12	TERMINATION	14
13	CONFIDENTIALITY AND ANNOUNCEMENTS	14
14	NOTICES	15
15	ENFORCEMENT BY THIRD PARTIES	16
16	ADMINISTRATORS’ LIABILITY	16
17	GOVERNING LAW	17
18	GENERAL	17
SCHEDULE 1 INDICATIVE IMPLEMENTATION DOCUMENTS		19
SCHEDULE 2 LIQUIDATING SUBSIDIARIES		20
SCHEDULE 3 STRUCTURE OF REORGANIZED PARAGON GROUP		22
SCHEDULE 4 STRUCTURE OF PARAGON PARENT AND LIQUIDATING SUBSIDIARIES		24
SCHEDULE 5 FORM OF ACCESSION DEED		26
i

THIS AGREEMENT is made 6 July 2017 between the following parties

(1)
PARAGON OFFSHORE PLC (IN ADMINISTRATION), a company incorporated in England and Wales with registered number 08814042, whose registered office is at c/o Deloitte LLP, Four Brindleyplace, Birmingham, B1 2HZ, United Kingdom (“Paragon Parent”);

(2)	Each entity executing this Agreement as a TRANSFERRED SUBSIDIARY;

(3)	Each entity executing this Agreement as a LIQUIDATING SUBSIDIARY;

(4)
Paragon Offshore Limited, a company incorporated in Cayman with registered number MC-323580, whose registered office is at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Reorganized Paragon”); and

(5)
NEVILLE KAHN and DAVID SODEN in their capacity as joint administrators of Paragon Parent, each of Deloitte LLP, Athene Place, 66 Shoe Lane, London EC4A 3BQ (the “Administrators”) (each acting as agent of Paragon Parent and without personal liability).

RECITALS

(A)
Paragon Parent and each of the other Debtors are subject to reorganization under chapter 11 of title 11 of the United States Code (the “Chapter 11 Proceeding”). On 7 June 2017, an order confirming the fifth joint chapter 11 plan in relation to the corporate and financial restructuring of Paragon Parent and each of the other Debtors (the “Financial Restructuring”) was entered by the United States Bankruptcy Court in the Chapter 11 Proceeding.

(B)
The Financial Restructuring will be implemented pursuant to the U.K. Sale Transaction in accordance with the terms of the Plan, the Reorganization Documents and the Implementation Documents (in each case, as defined below).

(C)
The Administrators were appointed to Paragon Parent on 23 May 2017 pursuant to an order of the Companies Court of the High Court of Justice of England and Wales (the “Appointment”) to, among other things, implement the U.K. Sale Transaction.

(D)
The Parties have agreed to enter into this Agreement to set out each of the steps and actions required to effect the Financial Restructuring (including the U.K. Sale Transaction), in accordance with the Plan.

(E)	This Agreement is the “U.K. Implementation Agreement”, as defined in the Plan.

THE PARTIES, in consideration for the mutual undertakings provided by each of the other Parties hereto, AGREE as follows

1	INTERPRETATION

1.1	Capitalised terms shall, unless the contrary is indicated, have the meaning given to them in the Plan. In addition, the following expressions have the following meanings:

“Accession Deed” means a deed substantially in the form set out in Schedule 5 (Form of Accession Deed).

“Accounting Period” means an accounting period within the meaning of Chapter 2 of Corporation Tax Act 2009.

“Administration” means the administration of Paragon Parent pursuant to Schedule B1 of the Insolvency Act 1986.

 “Administration Account(s)” means one or more accounts, which shall bear interest if available on commercially reasonable terms at the relevant time, in the name of Paragon Parent and controlled solely by the Administrators.

“Administration Contingency Account(s)” means one or more accounts, which shall bear interest if available on commercially reasonable terms at the relevant time, in the name of Paragon Parent and controlled solely by the Administrators.

“Agreement” means this agreement including any schedules and any attachments hereto.

“Appointment” has the meaning given to that term in Recital (C).

“Authorisation” means any authorisation, consent, approval, resolution, licence, exemption, filing notification, notarisation or registration.

“Available Losses” means the aggregate of the amounts described in section 99 of Corporation Tax Act 2010 that in the relevant Accounting Period and Claim Period are eligible for surrender by Paragon Parent under the provisions of Part 5 of Corporation Tax Act 2010, to the extent that the Administrators are satisfied that such amounts are either: (a) not available to; or (b) not likely to be required by, Paragon Parent for its own account or to transfer to any Liquidating Subsidiary to offset or reduce the taxable income of Paragon Parent or such Liquidating Subsidiary.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are open in London, Houston and Cayman for normal banking business.

“Claim” means any claim, in law, in equity or otherwise and whatsoever nature:

(a)
including any pending, contingent, threatened or actual claim, action, proceeding, investigation, litigation, demand, compulsory process, other notice or damages of any kind which may be alleged, brought or made in any jurisdiction;

(b)	whether voluntary or for cause, of any contractual obligation or for any failure of a person to perform any contractual, legal or regulatory obligation or otherwise; and/or

(c)	for, among other things, the enforcement of any right to, or any liability in respect of a right to:

(i)	seek or enforce any judgment;

(ii)
exercise any remedy (for damages or otherwise), indemnity or contribution, whether for losses (including consequential loss, economic loss, loss of bargain, loss of value, or other losses), costs and expenses of any nature; and

(iii)	apply any set-off, netting, withholding, combination of accounts or retention of similar rights in respect of any claim or liability whatsoever.

“Claim Period” means the portion of the Accounting Period of Paragon Parent that commences before the date of this Agreement and that ends on the date of the Confirmation Order, or, if later, the time at which the group condition (as such term is utilized within Part 5 of the Corporation Tax Act 2010) ceases to apply as between Paragon Parent and Reorganized Paragon (or such other subsidiary undertaking of Reorganized Paragon as Reorganized Paragon shall nominate).

“Conditions Precedent” has the meaning given to it in Clause 6 (Satisfaction of Conditions Precedent).

“Contingency Fund” means the amount of Cash to be distributed to the Administration Contingency Account(s) pursuant to Clause 4.2 (U.K. Administration Reserve) in an amount to be set out in a side letter between Paragon Parent, Reorganized Paragon and the Administrators.

“Contract Assignment Agreement(s)” means the documents, deeds, instruments of transfer, agreements, notices, resolutions, consents and undertakings required to effect the transfer of certain contracts and unexpired leases from Paragon Parent and/or certain other of the Liquidating Subsidiaries to Reorganized Paragon and/or the Transferred Subsidiaries, as shall be considered necessary to implement the U.K. Sale Transaction and the Financial Restructuring by, and on terms agreed between, the relevant Parties thereto and the Administrators (each acting reasonably).

“Completion Date” has the meaning given to it in Clause 6 (Satisfaction of Conditions Precedent).

“Debtors’ Counsel” means Weil, Gotshal & Manges, LLP.

“Excess Cash” means, in relation to Paragon Parent and Paragon Offshore Finance Company, such cash or cash equivalents that is held in a bank account in the name and for the benefit of, or otherwise to the order and for the benefit of, such entity, and that Paragon Parent (acting reasonably) considers is not required:

(a)	in connection with any Plan Distributions;

(b)	in respect of Paragon Offshore Finance Company, in connection with the liquidation and dissolution of that entity; or

(c)	to fund the Operating Fund or the Contingency Fund.

“Financial Restructuring” has the meaning given to that term in Recital (A).

“Group Relief” means relief which can be surrendered or claimed pursuant to the provisions of Part 5 of Corporation Tax Act 2010.

“Implementation Documents” means, in all material respects:

(a)	such of the documents, deeds, instruments of transfer, agreements, notices, resolutions, consents and undertakings listed in Schedule 1 (Indicative Implementation Document Index); and/or

(b)	such other documents, deeds, instruments of transfer agreements, notices, resolutions, consents and undertakings,

in each case as shall be considered to be necessary to implement the U.K. Sale Transaction and the Financial Restructuring by, and on terms agreed between, the relevant Parties thereto and the Administrators (each acting reasonably).

“Intellectual Property Rights” means:

(a)
rights in and to patents, inventions, trademarks, trade names, domain names, goodwill, get-up, designs, copyright (including copyright in software), data-base rights, confidential know-how (including technical knowledge, manufacturing processes, manufacturing methods and manufacturing procedures), trade secrets and any other intellectual property rights, in each case whether registered or unregistered and including all applications (and the right to apply) for and renewals or extensions of such rights; and

(b)	all similar or equivalent rights or forms of protection which subsist now or in the future in any part of the world.

“IP Transfer Documentation” means each document required to effect the assignment or transfer of any Intellectual Property Rights pursuant to Clause 9.2(a)(iii)(A) (U.K. Sale Transaction), on terms agreed between Reorganized Paragon, Paragon Parent and the Administrators (each acting reasonably).

“Liability” means any loss, Claim, judgment and any fee, cost, charge, penalty, interest, disbursement (including any legal fees and disbursements and taxes) of whatsoever nature and whether arising before or after the execution of this Agreement and/or before or after the Appointment and due from or incurred by the Administrators, their Staff or Paragon Parent, directly or indirectly, including in connection with:

(i)	any invalidity or defect relating to the Appointment;

(ii)
any actions taken by Paragon Parent and/or the Administrators from the date of the appointment of the Administrators up to the date of the U.K. Sale Transaction, including actions required in connection with the Reorganization and/or the U.K. Sale Transaction;

(iii)	the implementation of the Plan including the execution and implementation of the Reorganization and/or the U.K. Sale Transaction by the Administrators; and

(iv)
the assets and liabilities retained by Paragon Parent (including each of Paragon Parent’s direct and indirect subsidiaries) prior to or following the implementation of the Reorganization and/or U.K. Sale Transaction,

but does not include any liabilities arising as a result of any gross negligence or fraud by the Administrators.

“Liquidating Subsidiaries” means each subsidiary listed in Schedule 2 (Liquidating Subsidiaries) and each other Paragon Entity that becomes a Party to this Agreement as a Liquidating Subsidiary in accordance with Clause 2.3 (Parties’ Rights and Obligations) below.

“Management Agreement” means a management agreement in connection with the Prospector Group to be entered into between Paragon Parent, Reorganized Paragon and the Administrators on or around the Effective Date.

“Offshore Drilling” means Prospector Offshore Drilling S.à r.l., a société à responsibilité limitée incorporated in Luxembourg with registered number B153772, whose registered office is at 291, route d’Arlon, L1150, Luxembourg.

“Offshore Drilling Shares” means the entire issued share capital of Offshore Drilling from time to time.

“Operating Fund” means the amount of Cash to be distributed to the Administration Account(s) pursuant to Clause 4.1 (U.K. Administration Reserve) in an amount to be set out in a side letter between the Paragon Parent, Reorganized Paragon and the Administrators.

“Paragon Entity” means Paragon Parent and any other entity that is a Subsidiary of Paragon Parent, from time to time.

“Parties” means each the parties to this Agreement from time to time but excluding the Administrators.

“Plan” means the Fifth Joint Chapter 11 Plan of Paragon Parent and its Affiliated Debtors, including all appendices, exhibits, schedules and supplements thereto (including any appendices, schedules and supplements to the Plan that are included in the Plan Supplement), all as may be modified from time to time in accordance with the Bankruptcy Code and the terms of the Plan.

“Prospector Group” means Offshore Drilling and each of its Subsidiaries from time to time and “Prospector Group Company” shall mean any one of them.

“Reorganization” has the meaning given to that term in Clause 6.1 (Reorganization Steps) below.

“Reorganization Documents” means each of the documents that the relevant Parties thereto and the Administrators (each acting reasonably) consider are required to effect the Reorganization Steps.

“Reorganization Steps” means each of the steps required to be taken to effect the Reorganization, as set out in the Steps Paper.

“Senior Noteholders” means a Senior Noteholder, as defined in the Plan.

“Staff” means each of the Administrators and the Administrators’ firm’s officers, directors, employees, agents and representatives.

“Steps Paper” means the final form steps paper prepared by Deloitte LLP setting out the steps that certain of the Parties are required to take to implement the Reorganization and the Financial Restructuring and listing each of the Liquidating Subsidiaries and any other liquidating Paragon Entities.

“Subsidiary” has the meaning given to the term ‘subsidiary undertaking’ pursuant to section 1162 of and schedule 7 to the Companies Act 2006, and includes any undertaking which would be a subsidiary undertaking but for any security subsisting over the shares in that undertaking from time to time.

“Tax Return” means any return required to be made by Paragon Parent and/or Reorganized Paragon (or any subsidiary undertaking thereof) pursuant to Schedule 18 to the Finance Act 1998.

“Termination Date” means the date on which this Agreement is terminated with regard to all of the Parties in accordance with Clause 12 (Termination).

1.2	In interpreting this Agreement unless the context otherwise requires:

(a)	the headings to the clauses are for convenience only and shall not affect the construction of anything in this Agreement;

(b)	reference to clauses are to be construed as references to the clauses of, and Schedules to this Agreement;

(c)	references to the singular includes the plural and vice versa and references to any gender includes the other genders;

(d)
a reference to the Administrators shall be construed as being to the Administrators both jointly and severally acting as agents of Paragon Parent without personal liability and to any person who from time to time is appointed as an administrator in substitution for any administrator or as an additional administrator in conjunction with the Administrators;

(e)	a reference to “including” means including, without limitation;

(f)	references to a party includes such person’s successors-in-title;

(g)
where reference is made to a statutory provision this includes all prior and subsequent enactments, amendments and modifications relating to that provision and any subordinate legislation made under it; and

(h)	where reference is made to any document or instrument this is a reference to that document or instrument as amended, supplemented, novated, extended or reinstated from time to time.

2	PARTIES’ RIGHTS AND OBLIGATIONS

2.1
The obligations of each Party under this Agreement are several. Failure by a Party to perform its obligations under this Agreement shall not affect the obligations of any other Party under this Agreement. No Party is responsible for the obligations of any other Party under this Agreement.

2.2	The rights of each Party under or in connection with this Agreement are separate and independent rights. Each Party may separately and independently enforce its rights under this Agreement.

2.3
Any Paragon Entity may become a Party to this Agreement as a Liquidating Subsidiary or a Transferred Subsidiary by delivering a duly executed Accession Deed to Paragon Parent and Reorganized Paragon. Paragon Parent and Reorganized Paragon shall, as soon as reasonably practicable after receipt by it of a duly completed Accession Deed appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, sign that Accession Deed.

3	UNDERTAKINGS

Until the Termination Date, and at all time subject to Clause 11 (Limitations):

3.1
each Party shall act in good faith and promptly take all actions reasonably necessary to support, facilitate, implement, consummate or otherwise give effect to the Conditions Precedent and the Financial Restructuring in accordance with the Plan, this Agreement and the Steps Paper, including:

(a)
in respect of the Reorganization Documents to which it is proposed to be a party, negotiating and agreeing such Reorganization Documents in a form consistent in all material respects with the Plan, this Agreement and the Steps Paper, taken as a whole. Each Party acknowledges that Paragon Parent, each Transferred Subsidiary, each other Liquidating Subsidiary and Reorganized Paragon may execute all Reorganization Documents and take all steps to implement the Reorganization Steps, provided that such Reorganization Documents shall be consistent in all material respects with the Plan, the Steps Paper and this Agreement taken as a whole;

(b)
in respect of the Implementation Documents to which it is proposed to be a party and the subject of which are not in agreed form as of the date of this Agreement, negotiating and agreeing such Implementation Documents in a form consistent in all material respects with the Plan and this Agreement. Each such Party acknowledges that the Plan and this Agreement set out the key terms of the Financial Restructuring and the relevant Parties may together determine the precise terms of the Implementation Documents, provided that the Implementation Documents shall be consistent in all material respects with the Plan and this Agreement taken as a whole;

(c)
executing and delivering any other document and giving any other notice, confirmation, consent, order, instruction or direction, making any application, filing, registration or announcement or paying any tax, transfer tax or duty or equivalent amount as may be necessary or desirable to support, facilitate, implement, consummate or otherwise give effect to the Financial Restructuring, provided in each case, it is in a form which is in all material respects consistent with the Plan, this Agreement and the Steps Paper (where applicable) taken as a whole; and

(d)
preparing for and filing for any legal process or proceedings and any supporting petitions or applications to any court, to support, facilitate, implement consummate or otherwise give effect to the Financial Restructuring;

3.2
each Party shall use all reasonable efforts to obtain, comply with and do all that is necessary to maintain in full force and effect any necessary Authorisation required under any applicable law or regulation of a relevant jurisdiction to:

(a)	enable it to perform its obligations under the Reorganization Documents and the Implementation Documents; and

(b)	ensure the legality, validity, enforceability or admissibility in evidence in the relevant jurisdictions of any Reorganization Document or Implementation Document to which it is or will be a party,

3.3	each Party shall not:

(a)
take, encourage, assist or support (or procure that any other person takes, encourages, assists or supports) any action which would, or would reasonably be expected to, breach or be inconsistent with this Agreement, the Plan, the Steps Paper, any Reorganization Document or Implementation Document; or

(b)	delay, impede or prevent the implementation or consummation of the Financial Restructuring.

4	U.K. ADMINISTRATION RESERVE

4.1	To the extent not established prior to the date of this Agreement, Paragon Parent shall:

(a)	open the Administration Account(s), which shall initially be funded by the Debtors with the Operating Fund in accordance with the Confirmation Order; and

(b)	open the Administration Contingency Account(s), which shall initially be funded by the Debtors with the Contingency Fund in accordance with the Confirmation Order,

in each case to be held (together with any income accretions) on trust (the “Trust”) by Paragon Parent: (i) firstly, for the benefit of Paragon Parent and the Liquidating Subsidiaries in accordance with Clauses 4.2 to 4.4 below (in priority to Reorganized Paragon’s interest under Clause 4.6 below); and (ii) secondly, in relation to any residual amounts, for the benefit of Reorganized Paragon in accordance with Clause 4.6 below. The Administration Accounts(s) and the Administration Contingency Account(s) together constitute the U.K. Administration Reserve as defined in the Plan. Paragon Parent, in its capacity as trustee of the Trust, shall have all powers necessary for the implementation of the Trust and this Clause 4 (U.K. Administration Reserve) and, unless otherwise provided by this Clause 4 (U.K. Administration Reserve), may exercise such powers as it thinks fit.

4.2
Paragon Parent may (in its sole discretion) use the Operating Fund and any other amounts in the Administration Account(s), in connection with the costs, fees (including but not limited to the reasonable and proper remuneration of the Administrators), expenses and liabilities of:

(a)	the Administration, including implementation of the U.K. Sale Transaction and the Plan;

(b)	the implementation of the Reorganization;

(c)	managing the winding down of Paragon Parent and the Liquidating Subsidiaries; and

(d)	each other thing that the Administrators in their sole discretion consider appropriate and in accordance with their duties pursuant to the Insolvency Act 1986.

4.3
Paragon Parent may (in its sole discretion) use the Contingency Fund and any other amounts in the Administration Contingency Accounts(s) to investigate, prepare, pursue, defend, settle, compromise or pay any actual or contingent Liabilities (including to fund the reasonable and proper remuneration of the Administrators and legal fees incurred by the Administrators and/or Paragon Parent in connection with any such Liability), whether such Liability relates to the period prior to or following the Appointment.

4.4
On or as soon as reasonably practicable after Paragon Parent determines that it will draw on the Contingency Fund in accordance with Clause 4.3 above (and in any event prior to making such drawing) Paragon Parent shall give notice to Reorganized Paragon by sending an email to such email address for Reorganized Paragon as is notified to Paragon Parent from time to time (pursuant to Clause 14 (Notices) below), which shall specify:

(a)	the nature of the Liability and the amount (or an estimate of the amount) of the Liability in reasonable detail; and

(b)	the reasons that Paragon Parent (acting reasonably) consider that it is necessary to draw on the Contingency Fund in connection with such Liability,

and upon sending the notice Paragon Parent shall be entitled to draw on the Contingency Fund.

4.5
Following the Effective Date, to the extent that any funds are or become available in Paragon Parent’s estate for the purposes outlined in Clauses 4.2 or 4.3 above in relation to Paragon Parent (and not any other Liquidating Subsidiary), Paragon Parent shall draw on such funds prior to drawing on the Operating Fund or the Contingency Fund for such purpose.

4.6
To the extent that Paragon Parent, in its capacity as trustee of the Trust, determines, in its sole power and discretion, that Clauses 4.2 to 4.4 above have been provided for in full, Paragon Parent shall, as soon as reasonably practicable following such determination, distribute the funds not required for the purposes set out in Clauses 4.2 to 4.4 from the Administration Account(s) and/or the Administration Contingency Account(s) to Reorganized Paragon, as the residuary beneficiary of the Trust; provided that Paragon Parent shall be deemed to have determined that the funds remaining in the Administration Account(s) and/or the Administration Contingency Account(s) are not required for the purposes set out in Clauses 4.2 to 4.4 immediately prior to the date on which any notice is sent in relation to the dissolution of Paragon Parent or, if earlier, 125 years from the date of this Agreement (and shall distribute accordingly).

4.7
Reorganized Paragon acknowledges and agrees that: (a) Paragon Parent is both the trustee and a beneficiary of the Trust; and (b) Paragon Parent may exercise or concur in exercising any powers and discretions given by this Clause 4 (U.K. Administration Reserve) or by law notwithstanding that it has a direct or other interest in the mode or result of any such exercise.

4.8
From and including the Confirmation Date, the Operating Fund and the Administration Accounts(s) shall be subject to the ongoing jurisdiction of the courts of England and Wales and shall not be subject to the jurisdiction of the Bankruptcy Court.

4.9
From and including the Effective Date, the Contingency Fund and the Administration Contingency Account(s) shall be subject to the ongoing jurisdiction of the courts of England and Wales and shall not be subject to the jurisdiction of the Bankruptcy Court.

4.10	Neither the Operating Fund nor the Contingency Fund may be used for the purposes of:

(a)	making or preparing to make any application under paragraph 75 of Schedule B1 to the Insolvency Act 1986;

(b)	challenging or preparing to challenge the U.K. Sale Transaction or any other action that is contemplated by the Plan; or

(c)
making any distribution from Paragon Parent (whether effected by the Administrators or any liquidators subsequently to Paragon Parent) to creditors or shareholders of Paragon Parent pursuant to section 65 of Schedule B1 to the Insolvency Act 1986 or section 107 of the Insolvency Act 1986 (as applicable).

4.11        To the extent that:

(a)	the Operating Fund; and

(b)
any other assets that become available to Paragon Parent from time to time during the course of the Administration for satisfaction of the costs, fees (including but not limited to the reasonable and proper remuneration of the Administrators), expenses and liabilities arising in relation to each of the matters referred to in clause 4.2(a) (U.K. Administration Reserve) to clause 4.2(d) (U.K. Administration Reserve) above, are insufficient to satisfy such costs, fees, expenses and liabilities at any given time, Reorganized Paragon agrees to pay any such amounts incurred by Paragon Parent, provided that prior to incurring such costs, fees, expenses or liabilities, Reorganized Paragon is informed of and consents to the scope of the relevant work or other matter (such consent not to be unreasonably withheld, bearing in mind the scope of the tasks envisaged by the Plan and this Agreement).

5	GROUP RELIEF

5.1	Subject to the provisions of Clauses 5.2 to 5.7 below:

(a)	Paragon Parent shall, in consideration for:

(i)	the satisfaction or waiver of each of the Conditions Precedent (as set out in Clause 6 (Satisfaction of Conditions Precedent) of this Agreement);

(ii)	the completion of the U.K. Sale Transaction (as set out in Clause 9.2 (U.K. Sale Transaction) of this Agreement and as further set out in the Plan); and

(iii)
the release of certain Allowed Claims and the release and discharge of certain other claims as set out in Clauses 9.2 (U.K. Sale Transaction) and 9.3 (Consideration distributed to holders of other Claims) of this Agreement, and as further set out in the Plan.

surrender to Reorganized Paragon (or such other subsidiary undertaking of Reorganized Paragon as Reorganized Paragon shall nominate) all Available Losses arising during the Claim Period, and for any Accounting Periods ending on or prior to such Claim Period; and

(b)
Reorganized Paragon shall procure that Reorganized Paragon (or such other subsidiary undertaking of Reorganized Paragon as Reorganized Paragon shall nominate) shall claim all such Available Losses so surrendered.

Notwithstanding the above, Paragon Parent shall not be required to surrender any Available Losses to the extent that such Available Losses are utilized by Paragon Parent, or any subsidiary undertaking thereof, in respect of the Claim Period and/or any Accounting Period ending on or prior to such Claim Period.

5.2	As soon as reasonably practicable after the date of this Agreement, Paragon Parent shall (at the cost of Reorganized Paragon):

(a)
execute any consents necessary to surrender Group Relief pursuant to Clause 5.1 above to Reorganized Paragon (or such other subsidiary undertaking of Reorganized Paragon as Reorganized Paragon shall nominate) (the “Consents”);

(b)	amend (if necessary) its Tax Return(s) for the relevant Accounting Period(s); and

(c)	provide a copy of any Consents referred to above to Reorganized Paragon (and/or such other subsidiary undertaking of Reorganized Paragon as Reorganized Paragon shall nominate).

5.3
Upon receipt of the Consents, Reorganized Paragon (and/or such other subsidiary undertaking of Reorganized Paragon as Reorganized Paragon shall nominate) shall (at the cost of Reorganized Paragon) send to HMRC executed letters of claim, together with copies of the Consents and its own Tax Returns (amended if necessary) in respect of the relevant Accounting Periods as required by Schedule 18 to the Finance Act 1998.

5.4	Paragon Parent agrees that any Consent to surrender or surrenders of Available Losses pursuant to this Clause 5 (Group Relief) once made shall not be withdrawn.

5.5
If either Paragon Parent or Reorganized Paragon (or any subsidiary undertaking thereof) becomes aware of a request for further information in connection with any Tax Return or amended Tax Return or in connection with any representation or undertaking relevant to a claim for Group Relief, it shall give to the other party written notice of that request. Whichever party last had such information, or the party to which such request most directly relates, shall take such steps as are necessary to enable the other to comply with that request. The party complying with the request shall give the other party reasonable opportunity to comment on any proposed response and shall inform the other party of its compliance with that request and copy to the other party all relevant correspondence.

5.6
No party shall be required to take any action pursuant to this Clause 5 (Group Relief) (including, without limitation, the adoption of any particular accounting practice, procedure or methodology) if that party reasonably considers such action would be unlawful.

5.7
For the avoidance of doubt, any costs associated with any surrender of Available Losses under this Clause 5 (Group Relief), and the preparation of any forms, documentation or Tax Returns (and any amendments thereto) shall be borne by Reorganized Paragon.

6	SATISFACTION OF CONDITIONS PRECEDENT

Each of the conditions set out in Clauses 6.1 (Reorganization Steps) to 6.3 (Implementation Documents) below (the “Conditions Precedent”) shall be satisfied as a condition to the occurrence of the Effective Date:

6.1	Reorganization Steps

Each of the Reorganization Steps shall be satisfied or waived with the consent of the Parties (such consent not to be unreasonably withheld) and shall, among other things:

(a)
pay, adjust, continue, settle, reinstate, discharge, eliminate, simplify, rationalize or otherwise manage the intercompany balances as between the Parties such that, among other things, following the Effective Date:

(i)	neither Paragon Parent nor any other Liquidating Subsidiary will have any intercompany claim against Reorganized Paragon or any of the Transferred Subsidiaries; and

(ii)
Reorganized Paragon and/or certain Transferred Subsidiaries will retain certain intercompany claim(s) against Paragon Parent and/or certain Liquidating Subsidiaries. Any residual proceeds reasonably available for distribution to creditors of Paragon Parent in the ordinary course of the Administration shall be distributed in accordance with the Insolvency Act 1986 and the Insolvency Rules (England and Wales) 2006, including to Reorganized Paragon and/or certain Transferred Subsidiaries (as applicable) in their capacities as creditors respect of such retained intercompany claims(s);

(b)
effect the Corporate Restructuring such that: (I) immediately prior to the Effective Date, each of the Transferred Subsidiaries (other than the Prospector Group Companies) shall be a direct or indirect Subsidiary of Reorganized Paragon; and (II) following the Effective Date, upon the transfer of the Offshore Drilling Shares to Reorganized Paragon (or such other person(s) as Reorganized Paragon may direct) in accordance with the Management Agreement, each Prospector Group Company shall be a direct or indirect subsidiary of Reorganized Paragon (the “Prospector Transfer”). Following completion of the Prospector Transfer, Reorganized Paragon together with its direct and indirect Subsidiaries shall be held substantially in the structure set out in Schedule 3 (Structure of Reorganized Paragon group), and on the Effective Date:

(i)	the New Equity Interests in Reorganized Paragon shall be distributed in accordance with Clause 9 (Effective Date) below; and

(ii)
each of the Liquidating Subsidiaries shall remain as direct or indirect subsidiaries of Paragon Parent substantially in the structure set out in Schedule 4 (Structure of Paragon Parent and Liquidating Subsidiaries), to be wound down in accordance with section 5.13 (Dissolution of Liquidating Subsidiaries) of the Plan,

(c)
effect the transfer or distribution of Cash directly or indirectly between the Parties (excluding Reorganized Paragon) pursuant to section 6.2 (Plan Funding) of the Plan, for the relevant Party to make, among other things, the Cash distributions referred to in Clause 9 (Effective Date) below,

(together, the “Reorganization”).

6.2	Plan Conditions Precedent

Each of the conditions precedent set out in section 9.1 (Conditions Precedent to the Effective Date) of the Plan, save for any condition with respect to the U.K. Sale Transaction, has been satisfied or has been waived in accordance with section 9.2 (Waiver of Conditions Precedent) of the Plan.

6.3	Implementation Documents

Save with the consent of the Parties (such consent not to be unreasonably withheld), each of the Implementation Documents:

(a)	have been agreed between the Parties (acting reasonably) and the addressees thereto; and

(b)
where applicable, are duly signed but not dated and an electronic copy of such Implementation Documents have been delivered to Debtors’ Counsel in accordance with the authorisations set out in Clause 8 (Authority to Date and Release Implementation Documents), in each case to be held pending release in accordance with Clause 9 (Effective Date) below.

7	NOTICE OF SATISFACTION OF CONDITIONS PRECEDENT

Promptly upon each of the Conditions Precedent being satisfied or waived (as applicable), Debtors’ Counsel will provide written notice to each of the Parties and each of the Parties that the Conditions Precedent have been satisfied and such notice will designate the Effective Date.

8	AUTHORITY TO DATE AND RELEASE IMPLEMENTATION DOCUMENTS

Where a signed but undated Implementation Document is provided to the Debtors’ Counsel pursuant to Clause 6.3(b) (Implementation Documents) and such Implementation Document is required to be dated, the Parties (to the extent that they are parties to such Implementation Document) hereby authorise Debtors’ Counsel to:

(a)	date, complete and release such Implementation Document; and

(b)
serve and accept delivery or service on their behalf of any Implementation Documents (and any other documents, notices or evidence expressly referred to in this Agreement) required to be delivered by or to a Party, subject to and in accordance with the terms of this Agreement, without being required to obtain any further consents or authorisations from any Party or from any other person or entity.

9	EFFECTIVE DATE

9.1          Effective Date

The Parties’ authorize the Debtors’ Counsel to date and release each Implementation Document on the Effective Date in accordance with Clause 8 (Authority to date and release Implementation Documents) above and each such Implementation Document shall become effective in accordance with its terms.

9.2          U.K. Sale Transaction

Pursuant to the Plan and the Implementation Documents, in consideration for the release of certain Allowed Claims, on or around the Effective Date:

(a)	Paragon Parent shall:

(i)
comply with section 5.3 (Authorization, Issuance, and Delivery of New Equity Interests) and section 5.13(b) (U.K. Sale Transaction) of the Plan. In satisfaction of its obligation to distribute the New Equity Interests to holders of Allowed Secured Lender Claims and Allowed Senior Note Claims pursuant to such sections of the Plan, Paragon Parent may distribute the New Equity Interests or will cause the New Equity Interests to be distributed to such holders;

(ii)	comply with section 5.7(b) (Preservation of Rights of Action; Resulting Claim Treatment) of the Plan;

(iii)	assign or otherwise transfer to Reorganized Paragon or any Transferred Subsidiary:

(A)
licences to certain Intellectual Property Rights granted to Paragon Parent, and certain Intellectual Property Rights owned by Paragon Parent and used by Paragon Parent in connection with its business, pursuant to the IP Transfer Documentation;

(B)	certain contracts and unexpired leases of Paragon Parent, pursuant to the Contract Assignment Agreement(s); and

(C)	such other assets owned by Paragon Parent and used by Paragon Parent in its role as ultimate parent company of the Paragon Offshore group; and

in each case as may be agreed between Paragon Parent, Reorganized Paragon and the Administrators (each acting reasonably),

(iv)	transfer or otherwise provide the benefit of its Excess Cash to Reorganized Paragon or any Transferred Subsidiary; and

(v)	do or effect any other thing which Paragon Parent and the Administrators (each acting reasonably) considers is necessary to implement the U.K. Sale Transaction or the Plan,

provided that, in each case, Paragon Parent and the Administrators (each acting reasonably) consider that the taking of such action would not result in any class of creditor receiving greater than 100% recovery on account of its Allowed Claims; and

(b)
Paragon Offshore Finance Company shall transfer or otherwise provide the benefit of its Excess Cash to Reorganized Paragon or any Transferred Subsidiary, provided that Paragon Offshore Finance Company (acting reasonably) considers that the taking of such action would not result in any class of creditor receiving greater than 100% recovery on account of its Allowed Claims.

9.3	Consideration distributed to holders of other Claims

Pursuant to the Plan and the Implementation Documents and in consideration for the release and discharge of such Claims on and from the Effective Date, Paragon Parent and/or certain Transferred Subsidiaries and/or Liquidating Subsidiaries, in their respective capacities as Disbursing Agent, shall take each of the steps described in section 2.1 (Treatment of Administrative Expense Claims), section 2.2 (Treatment of Fee Claims), section 2.3 (Treatment of Priority Tax Claims), section 4.1 (Class 1: Priority Non-Tax Claims), section 4.2 (Class 2: Other Secured Claims), section 4.3 (Class 3: Secured Lender Claims), section 4.4 (Class 4: Senior Notes Claims) section 4.5 (Class 5: General Unsecured Claims), section 4.6 (Class 6: Intercompany Claims) and section 5.17 (Restructuring Expenses) of the Plan together with any other actions or steps contemplated by the Plan in that regard.

10	POST EFFECTIVE DATE

10.1	Following the Effective Date and in accordance with the Plan:

(a)	Paragon Parent shall co-ordinate the Liquidating Subsidiary Wind-Down in accordance with section 5.13(c) (U.K. Administrators, U.K. Administration, and U.K. Sale Transaction) of the Plan;

(b)	any other actions or steps contemplated pursuant to the Plan will be effected in accordance with the terms of the Plan; and

(c)	for such time as the Management Agreement continues to be in effect, Paragon Parent and Reorganized Paragon shall comply with the terms of the Management Agreement.

11	LIMITATIONS

Nothing in this Agreement, the Reorganization Documents, the Steps Paper or the Implementation Documents shall require any Party or the Administrators to (whether by action or omission) breach, or procure the breach of:

11.1	any law or regulation or fiduciary duties;

11.2	any law or regulation or duties applicable to the Administrators, including but not limited to their obligations pursuant to Schedule B1 of the Insolvency Act 1986; and

11.3	any order or direction of any relevant court or governmental body, in each case provided that such breach cannot be avoided or removed by taking steps (acting reasonably),

in which case the relevant Party shall not be required to take any such act or omit to take any such act (as applicable).

12	TERMINATION

12.1	Mutual Voluntary Termination

This Agreement may be terminated with immediate effect with the consent of each of Paragon Parent, Reorganized Paragon and the Administrators (such consent not to be unreasonably withheld).

12.2	Automatic Termination

This Agreement will terminate immediately on the date upon which the Plan becomes null and void pursuant to section 9.3 (Effect of Failure of a Condition) of the Plan.

12.3	Effect of Termination

If this Agreement terminates in accordance with this Clause 12 (Termination), the Parties shall immediately be released from all of their undertakings and other obligations under this Agreement, provided that such termination or release:

(a)	shall not limit or prejudice the rights of each Party against any other Party which have accrued or relate to breaches of the terms of this Agreement at the time of or prior to termination; and

(b)
shall not limit the effectiveness of Clauses 1 (Interpretation), 2 (Parties’ Rights and Obligations), 12.3 (Effect of Termination), 13 (Confidentiality and Announcements), 14 (Notices), 15 (Enforcement by Third Parties), 16 (Administrators’ Liability), 17 (Governing Law) and 18 (General).

13	CONFIDENTIALITY AND ANNOUNCEMENTS

13.1
Subject to Clause 13.2 (Confidentiality and Announcements), the Parties agree to keep confidential and not disclose any confidential information in connection with this Agreement, the Reorganization Documents, the Implementation Documents, the Steps Paper and the Financial Restructuring.

13.2	Any Party may disclose any information that it is otherwise required to be kept confidential under this Clause 13 (Confidentiality and Announcements):

(a)	to the extent that such information is generally known to the public (not as a result of a breach of any duty of confidentiality);

(b)
to its professional advisers, directors, employees and officers, provided that the disclosing party procures that the people to whom the information is disclosed comply with the confidentiality undertakings in this Clause 13 (Confidentiality and Announcements);

(c)	to its auditors;

(d)	to the extent that disclosure is required by applicable rules, regulations, guidance or law;

(e)	to the extent disclosure is required or requested by a regulatory body, tax authority, governmental authority or securities exchange; and

(f)	with the prior written approval of the other Parties.

13.3
The Administrators and Paragon Parent, at a time when it is in administration, may disclose any information that it is otherwise required to be kept confidential under this Clause 13 (Confidentiality and Announcements) to the extent such disclosure is made in the exercise of the statutory duties of the Administrators or to the extent such disclosure is required to comply with current insolvency practice or to enable the Administrators to properly carry out the duties of their office.

13.4
Save for an announcement in the agreed form, no announcement, statement, circulation, or other publicity in connection with this Agreement or its subject matter (unless otherwise permitted by this Agreement) shall be made by or on behalf of the Parties, without the approval of the Administrators and Reorganized Paragon (such approval not to be unreasonably withheld or delayed).

14	NOTICES

14.1	Any confirmation or notice given under this Agreement must be in writing in the English language and may be given in person or by hand, post, courier or email.

14.2
The contact details of the Parties for all notices under this Agreement are as follows, or such other contact details as the Parties may notify to each other by not less than five Business Days’ written notice:

(a)	Paragon Parent

Paragon Offshore plc (in administration)
c/o Deloitte LLP,
Four Brindleyplace,
Birmingham,
B1 2HZ,
United Kingdom
Email: nkahn@deloitte.co.uk, dsoden@deloitte.co.uk
Fax: 0207 007 3442
For the Attention of Neville Kahn and David Soden

(b)	Each Transferred Subsidiary each Liquidating Subsidiary (other than Paragon Parent) that is a Party

c/o Paragon Offshore Plc (in administration)
c/o Deloitte LLP,
Four Brindleyplace,
Birmingham,
B1 2HZ,
United Kingdom
Email: nkahn@deloitte.co.uk, dsoden@deloitte.co.uk
Fax: 0207 007 3442
For the Attention of Neville Kahn and David Soden

(c)	Reorganized Paragon

c/o Paragon Offshore Plc (in administration)
c/o Deloitte LLP,
Four Brindleyplace,
Birmingham,
B1 2HZ,
United Kingdom
Email: nkahn@deloitte.co.uk, dsoden@deloitte.co.uk
Fax: 0207 007 3442
For the Attention of Neville Kahn and David Soden

(d)	Administrators

Neville Kahn and David Soden in their capacity as joint Administrators of Paragon Offshore plc (in administration)
c/o Deloitte LLP
Athene Place
66 Shoe Lane, London
 EC4A 3BQ
Email: nkahn@deloitte.co.uk; dsoden@deloitte.co.uk
Fax: 0207 007 3442
For the Attention of Neville Kahn and David Soden

14.3	Any notice under this Agreement will be deemed to be given as follows:

(a)	if in person, at the time of delivery;

(b)	if by inland post, three Business Days after being deposited in the post, postage prepaid in a correctly addressed envelope;

(c)	if by international priority courier delivery, three days after delivery to such courier; or

(d)	if by email or fax, when received in legible form.

14.4	For the purpose of this Agreement, an email notice will be treated as being in writing.

15	ENFORCEMENT BY THIRD PARTIES

Unless otherwise expressly provided to the contrary in this Agreement and subject to Clause 16 (Administrators’ Liability) below, a person who is not a party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

16	ADMINISTRATORS’ LIABILITY

16.1
The Administrators are party to this Agreement in their personal capacities only for the purposes of receiving the benefit of all releases, limitations, exclusions, undertakings, covenants and indemnities in their favour and in favor of Paragon Parent contained in this Agreement, from which the Administrators will continue to benefit notwithstanding the termination of the agency of the Administrators or their discharge from office as Administrators of Paragon Parent.

16.2
Each of the Administrators has entered into this Agreement (and any other Reorganization Document or Implementation Agreement) acting as agents for and on behalf of the Paragon Parent and neither of the Administrators, nor any subsequent liquidator, nor any of their firm, members, partners, directors, officers, employees, advisers, representatives or agents shall incur any personal liability whatever in respect of any of the obligations undertaken by Paragon Parent or in respect of any failure on the part of Paragon Parent to observe, perform or comply with any such obligations; or under or in relation to any associated arrangements or negotiations; or under any document or assurance made pursuant to this Agreement (and any other Reorganization Document or Implementation Document).

16.3
The exclusion of liability set out in this Clause 16 (Administrators’ Liability) shall arise and continue notwithstanding the termination of the agency of the Administrators and shall operate as a waiver of any and all claims (including, but not limited to, claims in tort, equity and common law as well as under the laws of contract).

16.4
Each of the Administrators’ firm, its members, partners, directors, officers, employees, agents, advisers and representatives shall be entitled to rely on, enforce and enjoy the benefit of this Clause 16 (Administrators’ Liability) as if they were a party to this Agreement.

17	GOVERNING LAW

17.1	This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by and construed in accordance with English law.

17.2
The Parties irrevocably agree that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and/or to settle any dispute which may arise out of or in connection with or in any way relate to this Agreement or the U.K. Sale Transaction and, for such purposes, irrevocably submit to the jurisdiction of the courts of England.

17.3
Each of the Parties irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any suit, action or proceeding and/or any dispute which may arise out of or in connection with or in any way relate to this Agreement or the U.K. Sale Transaction and agrees not to claim that such court is not a convenient or appropriate forum and further irrevocably agrees that a judgment in respect of any such suit, action or proceedings and/or dispute brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

18	GENERAL

18.1	This Agreement may not be modified, amended or supplemented except in writing by each of Paragon, Parent, Reorganized Paragon and the Administrators.

18.2	This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns and transferees.

18.3
Failure by the Parties or the Administrators to require performance of any term or condition of this Agreement shall not prevent the subsequent enforcement of such term or condition nor shall such failure be deemed to be a waiver of any subsequent breach of this Agreement, or any right or remedy granted by this Agreement or by the general law in respect of such breach.

18.4
If any provision of this Agreement is held not to be valid but would be valid if part of the wording were deleted or modified then such provision shall apply with such deletion or modification as may be necessary to make it enforceable.

18.5
The terms of this Agreement represent the entire agreement between the Parties relating to the subject matter of this Agreement and this Agreement supersedes any previous arrangement between the Parties in relation to the matters dealt with in this Agreement.

18.6
This Agreement may be signed in hard copy, by original fax or by pdf copy in any number of counterparts, and by each of the Parties on separate counterparts, each of which so signed and delivered will be an original, but all counterparts will together constitute one and the same Agreement.

IN WITNESS hereof this Agreement has been signed on the date first above written.

SCHEDULE 1

INDICATIVE IMPLEMENTATION DOCUMENTS
No.	Document
1.	Take Back Debt Agreement
2.	New Letter of Credit Agreement
3.	Existing L/C Escrow Agreement(s)
4.	Amended Certificates of Incorporation of the Reorganized Debtors
5.	Amended By-Laws of the Reorganized Debtors
6.	Amended Certificates of Incorporation of Reorganized Paragon
7.	Amended By-Laws of Reorganized Paragon
8.	Shareholders Agreement
9.	Registration Rights Agreement
10.	Litigation Trust Agreement
11.	Schedule of Rejected Contracts and Leases
12.	IP Transfer Documentation
13.	Contract Assignment Agreement(s)
14.	Management Agreement

SCHEDULE 2

LIQUIDATING SUBSIDIARIES

Paragon Offshore Plc (in administration)

Paragon Offshore Sterling Ltd

Paragon Offshore Drilling AS

Paragon Offshore Brasil Investimento E Participacoes Ltda

Paragon Offshore Finance Company

Paragon Offshore (Canada) Ltd

Paragon Offshore AS

Paragon Offshore Drilling (Cyprus) Limited Frontier Drilling Nigeria Limited

Paragon Offshore USA Inc.

Paragon Offshore (Asia) Pte. Ltd

Frontier Offshore Exploration India Ltd

Paragon Holding SCS 2 Ltd.

Paragon FDR Holdings Ltd

Paragon International Investment Limited

Bawden Drilling Inc.

Bawden Drilling International Ltd

Paragon Seillean AS

Paragon (Seillean) KS

Kulluk Arctic Services, Inc. Paragon Asset (ME) Ltd

Paragon Offshore (Luxembourg) S.à r.l.

Paragon Duchess Ltd

Arktik Drilling Limited, Inc.

Resolute Insurance Group Ltd

Paragon Offshore Drilling do Brasil Ltda

Paragon Holding NCS 2 S.à r.l.

Paragon Leonard Jones LLC

Paragon Holding SCS 1 Ltd

Paragon Operating (ME) Ltd

Paragon Offshore Hungary Kft.

PGN Offshore Drilling (Malaysia) Sdn. Bhd.

Paragon Offshore (Labuan) Pte. Ltd

Paragon Offshore do Brasil Ltda

Paragon Offshore Contracting GmbH

Paragon Drilling Services 7 LLC

Paragon Offshore Leasing (Luxembourg) S.à r.l.

Paragon Drilling Nigeria Ltd

Paragon Offshore Ven, C.A.

Paragon Drilling Ven, C.A.

Paragon Offshore Investment Ltd

Paragon Offshore (Gibraltar) Ltd

Prospector Offshore Drilling Rig Construction S.à.r.l.

Prospector Rig 6 Owning Company S.à.r.l.

Prospector Rig 7 Owning Company S.à.r.l.

Prospector Rig 8 Owning Company S.à.r.l.

SCHEDULE 3

STRUCTURE OF REORGANIZED PARAGON GROUP

SCHEDULE 4

STRUCTURE OF PARAGON PARENT AND LIQUIDATING SUBSIDIARIES

SCHEDULE 5

FORM OF ACCESSION DEED

To:          Each of the other parties to the Implementation Agreement

From:      [Liquidating Subsidiary]/[Transferred Subsidiary]

Dated:

Dear Sirs

Implementation agreement
dated [           ] (the “Implementation Agreement” )

1.
We refer to the Implementation Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Implementation Agreement. Terms defined in the Implementation Agreement have the same meaning in paragraphs 1-3 of this Accession Deed unless given a different meaning in this Accession Deed.

2.
[Liquidating Subsidiary]/[Transferred Subsidiary] agrees to become a Party to the Implementation Agreement and to be bound by the terms of the Implementation Agreement pursuant to Clause 2.3 of the Implementation Agreement (the “Acceding [Liquidating Subsidiary]/[Transferred Subsidiary]”). [Liquidating Subsidiary]/[Transferred Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [                                    ].

3.	[Liquidating Subsidiary’s]/[Transferred Subsidiary’s] administrative details for the purposes of the Implementation Agreement are as follows:

Address:
Email:
Fax No.:
Attention:

4.	IT IS AGREED as follows:

(a)	Terms defined in the Implementation Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph 4.

(b)
The Acceding [Liquidating Subsidiary]/[Transferred Subsidiary] confirms that it intends to be party to the Implementation Agreement as a [Liquidating Subsidiary]/[Transferred Subsidiary], undertakes to perform all the obligations expressed to be assumed by a [Liquidating Subsidiary]/[Transferred Subsidiary] under the Implementation Agreement and agrees that it shall be bound by all the provisions of the Implementation Agreement as if it had been an original party to the Implementation Agreement.

5.	Clause 16 (Administrators’ Liability) of the Implementation Agreement is deemed to be incorporated into this Accession Deed, with the appropriate amendments.

6.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been executed as a deed by the Acceding [Liquidating Subsidiary]/[Transferred Subsidiary] and is delivered on the date stated above.

Acceding [Liquidating Subsidiary]/[Transferred Subsidiary]

[EXECUTED AS A DEED          ]

By: [Liquidating Subsidiary]/[Transferred Subsidiary] )

Signature of Director

Name of Director

Signature of Director / Secretary

Name of Director / Secretary]

OR

[EXECUTED AS A DEED
By: [Liquidating Subsidiary]/[Transferred Subsidiary]

Signature of Director

Name of Director

in the presence of:

Signature of witness:

Name of witness:

Address of witness:

Occupation of witness:	]

AGREED AND ACKNOWLEDGED

EXECUTED for and on behalf of PARAGON OFFSHORE PLC (IN ADMINISTRATION) acting by [David Soden][Neville Kahn], one of the Administrators, acting as its agent and without personal liability

EXECUTED for and on behalf of PARAGON OFFSHORE LIMITED acting by [ ● ]

PARAGON OFFSHORE PLC (IN ADMINISTRATION)

SIGNED for and on behalf of PARAGON OFFSHORE PLC (IN ADMINISTRATION) acting by David Soden, one of the Administrators, acting as its agent and without personal liability

JOINT ADMINISTRATORS

SIGNED by David Soden in his capacity as one of the ADMINISTRATORS on behalf of each of them (without personal liability and solely for the benefit of the provisions of this Agreement in their favour)

TRANSFERRED SUBSIDIARIES

SIGNED by _________________ authorized for Paragon (Middle East) Limited

SIGNED by _________________ authorized for Paragon Asset (U.K.) Ltd.

SIGNED by _________________ authorized for Paragon Asset Company Limited

SIGNED by _________________ authorized for Paragon International Finance Company

SIGNED by _________________ authorized for Paragon Offshore (GOM) Inc.

SIGNED by _________________ authorized for Paragon Offshore (Land Support) Limited

SIGNED by _________________ authorized for Paragon Offshore (Nederland) B.V.

SIGNED by _________________ authorized for Paragon Offshore (North Sea) Ltd.

SIGNED by _________________ authorized for Paragon Offshore Cameroon S.a r.l

SIGNED by _________________ authorized for Paragon Offshore Drilling LLC

SIGNED by _________________ authorized for Paragon Offshore Enterprises Ltd.

SIGNED by _________________ authorized for Paragon Offshore Holdings US Inc.

SIGNED by _________________ authorized for Paragon Offshore International Ltd.

SIGNED by _________________ authorized for Paragon Offshore Leasing (Switzerland) GmbH

SIGNED by _________________ authorized for Paragon Offshore Management Services, S. de R.L. de C.V.

SIGNED by _________________ authorized for Paragon Offshore Services LLC

SIGNED by _________________ authorized for Prospector Finance II S.A.

SIGNED by _________________ authorized for Prospector Finance S.à.r.l.

SIGNED by _________________ authorized for Prospector New Building S.à.r.l.

SIGNED by _________________ authorized for Prospector Offshore Drilling (Singapore) PTE. LTD.

SIGNED by _________________ authorized for Prospector Offshore Drilling (UK) Ltd.

SIGNED by _________________ authorized for Prospector Offshore Drilling Limited

SIGNED by _________________ authorized for Prospector Offshore Drilling S.à.r.l.

SIGNED by _________________ authorized for Prospector Rig 1 Contracting Company S.à.r.l.

SIGNED by _________________ authorized for Prospector Rig 1 Owning Company S.à.r.l.

SIGNED by _________________ authorized for Prospector Finance Rig 1 S.à.r.l.

SIGNED by _________________ authorized for Prospector Rig 5 Contracting Company S.à.r.l.

SIGNED by _________________ authorized for Prospector Rig 5 Owning Company S.à.r.l.

LIQUIDATING SUBSIDIARIES

SIGNED by _________________ authorized for Arktik Drilling Limited, Inc.

SIGNED by _________________ authorized for Bawden Drilling Inc.

SIGNED by _________________ authorized for Bawden Drilling International Ltd.

SIGNED by _________________ authorized for Paragon Offshore Hungary Kft

SIGNED by _________________ authorized for Paragon Offshore Drilling do Brasil Ltda.

SIGNED by _________________ authorized for Frontier Drilling Nigeria Limited

SIGNED by _________________ authorized for Kulluk Arctic Services, Inc.

SIGNED by _________________ authorized for Paragon Drilling Nigeria Limited

SIGNED by _________________ authorized for Paragon (Seillean) KS

SIGNED by _________________ authorized for Paragon Asset (ME) Ltd.

SIGNED by _________________ authorized for Paragon Drilling Services 7 LLC

SIGNED by _________________ authorized for Paragon Duchess Ltd.

SIGNED by _________________ authorized for Paragon FDR Holdings Ltd.

SIGNED by _________________ authorized for Paragon Holding NCS 2 S.à r.l.

SIGNED by _________________ authorized for Paragon Holding SCS 1 Ltd.

SIGNED by _________________ authorized for Paragon Holding SCS 2 Ltd.

SIGNED by _________________ authorized for Paragon Leonard Jones LLC

SIGNED by _________________ authorized for Paragon Offshore (Asia) Pte Ltd

SIGNED by _________________ authorized for Paragon Offshore (Canada) Ltd.

SIGNED by _________________ authorized for Paragon Offshore (Labuan) Pte. Ltd.

SIGNED by _________________ authorized for Paragon Offshore (Luxembourg) S.à r.l.

SIGNED by _________________ authorized for Paragon Offshore AS

SIGNED by _________________ authorized for Paragon Offshore Brasil Investimentos Participasões Ltda.

SIGNED by _________________ authorized for Paragon Offshore Contracting GmbH

SIGNED by _________________ authorized for Paragon Offshore do Brasil Ltda.

SIGNED by _________________ authorized for Paragon Offshore Drilling (Cyprus) Limited

SIGNED by _________________ authorized for Paragon Offshore Drilling AS

SIGNED by _________________ authorized for Paragon Offshore Finance Company

SIGNED by _________________ authorized for Paragon Offshore Leasing (Luxembourg) S.à r.l.

SIGNED by _________________ authorized for Paragon Offshore Sterling Ltd.

SIGNED by _________________ authorized for Paragon Offshore USA Inc.

SIGNED by _________________ authorized for Paragon Operating (ME) Ltd.

SIGNED by _________________ authorized for Paragon Seillean AS

SIGNED by _________________ authorized for PGN Offshore Drilling (Malaysia) Sdn. Bhd.

SIGNED by _________________ authorized for Resolute Insurance Group Ltd.

SIGNED by _________________ authorized for Paragon International Investment Limited

SIGNED by _________________ authorized for Paragon Offshore Investment Ltd

SIGNED by _________________ authorized for Prospector Offshore Drilling Rig Construction S.à.r.l.

SIGNED by _________________ authorized for Prospector Rig 6 Owning Company S.à.r.l.

SIGNED by _________________ authorized for Prospector Rig 7 Owning Company S.à.r.l.

SIGNED by _________________ authorized for Prospector Rig 8 Owning Company S.à.r.l.

SIGNED by _________________ authorized for Paragon Offshore Ven, C.A.

SIGNED by _________________ authorized for Paragon Drilling Ven, C.A.

PARAGON OFFSHORE LIMITED

SIGNED by _________________ authorized for Paragon Offshore Limited

SIGNATORIES

PARAGON OFFSHORE PLC (IN ADMINISTRATION)

SIGNED for and on behalf of PARAGON OFFSHORE PLC (IN ADMINISTRATION) acting by David Soden, one of the Administrators, acting as its agent and without personal liability

[U.K. IMPLEMENTATION AGREEMENT - AMENDMENT AGREEMENT]

JOINT ADMINISTRATORS

SIGNED by David Soden in his capacity as one of the ADMINISTRATORS on behalf of each of them (without personal liability and solely for the benefit of the provisions of this Agreement in their favour)

[U.K. IMPLEMENTATION AGREEMENT - AMENDMENT AGREEMENT]

PARAGON OFFSHORE LIMITED

SIGNED by Lic M. Ahlstrom authorized for Paragon Offshore Limited

[U.K. IMPLEMENTATION AGREEMENT - AMENDMENT AGREEMENT]